UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020

CAT9 Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-222288	47-2912810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1702, Building 2, No. 301, Yunan Avenue, Banan District, Chongqing, China 401320

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86 023 62984671

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01

The Company is relying on the 45 day relief period provided under the U.S. Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, published under Release No. 34-88318, dated March 4, 2020. Pursuant to this order, any company that has significant operations in areas affected by COVID-19 may meet challenges in timely reporting obligations under the federal securities laws.

All of the Company’s operations are in China and many of its staff and representatives are within areas of full quarantine. The quarantine has impaired the Company’s ability to perform the necessary work on its 2019, Form 10-K annual report. Due to these special circumstances, the Company seeks the 45 relief period in filing its 2019, Form 10-K annual report. The Company believes it will be able to meet its obligation to file by the end of the 45 day relief period. Some of the Company’s operations were halted during quarantine procedures within affected areas of China during the first quarter of 2020.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.5	45 Day Relief Period Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAT9 Group Inc.

By: /s/ Wenfa “Simon” Sun

Wenfa “Simon” Sun. President, Chief Executive Officer, and Chairman of the Board of Directors

Dated: March 23, 2020

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